Exhibit 99.2

To: All IDX Employees

From: Jim Crook, CEO

Date: September 29, 2005

Re: Important IDX News

I am writing to share some important news about the future of our Company. This morning IDX announced that it has entered into an agreement to be acquired by GE Healthcare. I firmly believe that this is the right move for our Company and our customers, shareholders and employees.

While IDX has grown substantially in recent years, we need additional scale and resources to enable us to meet our true potential. As part of a larger organization with an extensive global reach, we will be able to fully capitalize on the rapidly expanding opportunities in the HCIT industry worldwide and continue to fulfill our mission of making a difference in healthcare.

GE’s decision to purchase IDX reflects their belief that our business and the HCIT industry have enormous growth potential. The combination of IDX’s proven products and services along with GE’s deep global resources and infrastructure will enable the combined companies to quickly capture a burgeoning global market. IDX enhances GE’s healthcare offering, creating a comprehensive suite of complementary products, technologies, and services that will together enable us to better serve customers of both companies.

This morning’s announcement is a testament to IDX’s truly exceptional employee base. As I have communicated time and time again, it is your skill, drive and commitment that have made IDX the great company we are today. The expertise of IDX’s employees will be vital going forward.

It is important to realize that today’s announcement is the first step in a long process. Before our companies can combine, certain conditions, such as shareholder and regulatory approvals, must be met. While we expect to receive the necessary approvals and close the merger in early 2006, until that time we must continue to operate as an independent company. Most importantly, we need to continue focusing on our jobs so that IDX can deliver the same high quality products and service our customers have come to expect.

As you know, this announcement will mean change for IDX employees. Change can be exciting and cause anxiety at the same time. It is important that we keep focused on our goals and work for the fourth quarter. As questions come up for you, I encourage you to discuss them with your manager, HR, or the senior leadership team. We may not have the answers for you right away, but will provide you with honest answers as we learn them. I am confident that what we have built here — the Essence of IDX — will always remain with our employees and our customers as a part of GE.

I’d like to thank you again for your continued dedication and hard work and look forward to talking with you further about the exciting opportunities that lie ahead.

Q: Will the IDX name go away?

While the legacy and essence of IDX will live on, the name of the Company will most likely change to GE Healthcare or something similar upon close of the transaction.

Q: Who will run the business?

Upon completion of the acquisition, Vishal Wanchoo, current president and CEO of GE Healthcare Information Technologies will lead the new company.

Q: Will the IDX leadership remain?

The IDX leadership team is committed to this transaction and the success of our business as the companies merge. Jim Crook, as well as the members of the IDX leadership team, will be here for as long as it takes to meet the commitments of our customers and employees. We anticipate that GE and IDX will promptly begin integration planning. The org structure and strategy will be formulated during integration. There will not be immediate leadership changes. The GE Healthcare and IDX leadership teams are committed to this acquisition and making a success of the new combined company.

Q: Do you expect any layoffs as a result of this transaction?

GE has entered into an agreement to acquire IDX because it believes that the Company and the industry have enormous growth potential. Both GE Healthcare and IDX recognize that their talented employees are their most valuable assets. Anytime companies of our size combine, there will be some personnel overlap. Throughout the upcoming months, we will be holding employee meeting to answer these questions for employees.

Q: What happens to my stock options? What happens to the stock I own outright?

All options and stock you own will convert upon closing into the right to receive cash. The process for exchanging your options and stocks will be communicated to you after closing. Stockholders can expect to receive the proxy.

Q: Will I receive any GE stock as a result of the acquisition?

No, all of your stock options will be vested and redeemed for cash, which you will receive upon the closing of the transaction.

Q: Can I buy or sell IDX and/or GE stock before this acquisition goes through?

Yes, but trades of IDX and GE stock are subject to all of the rules concerning insider trading and the trading window policy still applies.

Q: How can I get more information on GE Healthcare?

Link to the GE Healthcare web site at http://www.gehealthcare.com/usen/index.html for fact sheets, executive bios and other information on the business.

Q: Why did GE Healthcare decide to make this offer?

IDX is a strategic fit for GE Healthcare. Bringing together the complementary portfolio and skills of GE Healthcare and IDX will accelerate the development of digital health care delivery systems around the world. Additionally, the combination of the two companies will position GE Healthcare as a leading global healthcare IT company, with comprehensive inpatient / outpatient EHR, and administrative practice management tools. The combined company will deliver a complete healthcare IT enterprise offering.

Q: What is the benefit of bringing these two companies together?

As the world population ages and places more demand on affordable, quality healthcare, the information technology industry will continue to play a key role. GE Healthcare and IDX have complementary product offerings to meet these needs. Both companies have a unique heritage of customer expertise, clinical innovation, and growth with a culture of innovation and entrepreneurship in their respective areas of focus.

Q: Why is this combination important for employees of both companies?

The combination of GE Healthcare and IDX will offer more professional growth opportunities in a new operation. At the same time, we can be “change agents” in the world of medicine, as we better connect our technologies, so clinicians have robust workflow, integrated advanced clinical applications for both doctor office and hospital environments, billing and scheduling management systems and better decision support and image storage.

Q: How does this benefit customers?

Bringing together the complementary portfolio and skills of GE Healthcare and IDX will accelerate the development of digital health care delivery systems around the world. Additionally, it will enable us to deliver comprehensive inpatient/outpatient EHR, and administrative practice management tools to our customers. The combined company will deliver a complete healthcare IT enterprise offering, including robust workflow, integrated advanced clinical applications for both doctor office and hospital environments, billing and scheduling management systems and decisions support and image storage.

Q: Are communications going to our customers?

Yes, customers are being contacted about this transaction. However, until the transaction closes, the companies will preserve the “business as usual” environment. Even as work begins on the plans for post-closing integration, it is important to realize that the transaction is not effective until the actual closing.

Q: Does the transaction require approval from both IDX and GE shareholders? Have dates already been set?

The transaction will have to be approved by IDX shareholders and a shareholder meeting will take place as soon as practicable after regulatory approval. We expect a closing in early 2006.

Q: When do you expect the transaction to close?

The transaction is expected to close in early 2006.

Q: Will there be regulatory or legislative hurdles to completing the transaction?

The transaction will have to receive the customary regulatory approvals, including pre-merger clearance under the Hart-Scott-Rodino Act.

Q: How will we integrate? When will integration begin?

An integration team will be formed, including representatives from GE Healthcare and IDX. Together, the team will develop an integration plan and the leadership teams will closely monitor progress. We anticipate an integration leader to be named shortly.

Q: What are the key things I should keep in mind regarding the deal?

There are four key points to think about:

•	Until the deal closes, it is business as usual.

•	Once the transaction has closed, GE Healthcare will be a leading global healthcare IT company, with comprehensive inpatient / outpatient EHR, and administrative practice management tools. The combined company will deliver a complete healthcare IT enterprise offering.

•	IDX, and their products, are trusted names for healthcare providers, and those innovative products will continue to be valued by GE Healthcare.

•	Customers will continue to get the attention and focus on their specific requirements, just as they have in the past from GE Healthcare and IDX.

Q: What should be my priority and focus over the next 30 days? Do I still continue to work on my IDX goals?

Until the closing of the merger transaction, IDX will operate as an independent public company. IDX management and employees must continue to pursue all of their goals as if the transaction had not been entered into.

Q: Who do we make sure that this process does not become a distraction from the daily operation of our business.

Until the transaction closes, IDX and GE Healthcare remain separate operating companies and the teams should conduct business as usual by driving towards their individual business objectives.